UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2010

ALTO GROUP HOLDINGS, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10757 South River Front Parkway Suite 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2520

110 Wall Street, 11th Floor, New York, NY 10005
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Appointment of Certain Officers

    On April 15, 2010, Alto Group Holdings, Inc. (the “Company”) appointed Chene C. Gardner, age 45, as its Chief Financial Officer.  A summary of Mr. Gardner’s business experience and background is as follows:

    Chene Gardner.  In addition to his role as Chief Financial Officer of the Company, Mr. Gardner is an executive officer and director of Cancer Therapeutics, Inc. (“CTI”) a filer of reports with the Securities and Exchange Commission (“Commission”) under the Securities Exchange Act of 1934 (“Exchange Act”).  Mr. Gardner was appointed as CEO, CFO and as a director of CTI in July 2007, May 2004, and August 2004, respectively.  Mr. Gardner also serves as an executive officer and director of Secure Netwerks, Inc., a filer of reports with the Commission under the Exchange Act, and has served in these capacities since March 2004.  Mr. Gardner has served as the Financial Controller of SportsNuts, Inc., also a filer of reports with the Commission under the Exchange Act, since March, 2001.  Previously, Mr. Gardner served as the Chief Financial Officer of Synerteck Incorporated from March, 2001 until December, 2005.  Prior to his association with SportsNuts, from January, 1997 to September, 1999, Mr. Gardner served as Financial Manager for Aluminum Builders, Inc., a producer of various home improvement items.  Mr. Gardner also has five years of auditing and accounting experience with the firm of Deloitte & Touche LLP from June 1990 to August, 1995, serving clients in the banking, manufacturing, and retail industries.  Mr. Gardner holds Bachelor and Master of Accounting degrees from Weber State University.  Mr. Gardner not a director of any other companies which file reports pursuant to the Exchange Act.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

By:  /s/ Mark Klok
Date:  April 16, 2010                                                                           _____________________________________________
Mark Klok
Chief Executive Officer